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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 31, 2004


                           FAR EAST ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)

        0-32455                                         88-0459590
(Commission File Number)                    (IRS Employer Identification Number)


            400 N. SAM HOUSTON EAST, SUITE 205, HOUSTON, TEXAS 77060
                    (Address of principal executive offices)


                                 (832) 598-0470
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         On December 31, 2004, we accepted subscription agreements for the purchase of units offered in a private placement (the "Private Placement") representing gross proceeds of $1,800,000. The offering proceeds are required to be held in an escrow account and will be distributed to us upon the clearance of good funds. Pursuant to the subscription agreements, each unit ("Unit"), at the option of the subscribers, will consist of either (1) five shares of our Common Stock and one warrant to purchase one share of our Common Stock at a price of $1.50 per share with a three year term from the date of its issuance or (2) two shares of our Common Stock and one warrant to purchase one share of our Common Stock at a price of $2.50 per share with a three year term from the date of its issuance. The price of our Common Stock underlying the units was $0.80 per share. In connection with the Private Placement, we will sell to Bathgate Capital Partners LLC (the "Placement Agent"), for a total of $100, warrants to purchase shares of our Common Stock on the basis of forty warrants exercisable at $0.80 per share for each 100 units sold and either eight warrants exercisable at $1.50 per share for each one hundred Units sold in the Private Placement or twenty warrants exercisable at $2.50 per share for each one hundred Units sold in the Private Placement, which warrants will be separated in proportion to the election of the investors in the Private Placement. The warrants sold to the Placement Agent will have a five year term. Additionally, in connection with the Private Placement, we will pay the Placement Agent a fee equal to 8% of the gross proceeds from the sale of the Units.

         The proceeds of the offering will be used to finance a portion of our operations in exploration for coalbed methane, our production sharing contracts in China and working capital purposes.

         Certain investors have been granted specified price protection rights in connection with the sale of Common Stock in previous private placements (the "Existing Investors"). By reason of the Private Placement, the Existing Investors will have a right to exercise price protection rights. If the Existing Investors exercise these rights in connection with the sale of the Units, then the Existing Investors would receive an aggregate of 887,500 shares of Common Stock. At their election, the Existing Investors also have the right to receive either warrants to purchase our Common Stock at a price of $1.50 per share with a three year term or warrants to purchase our Common Stock at a price of $2.50 per share with a three year term. As a condition to the Company's issuance of these warrants to purchase 337,500 shares of Common Stock in connection with any exercise of these rights, certain Existing Investors would be required to surrender warrants to purchase 550,000 shares of Common Stock at $2.50 per share that they currently hold.

         The securities discussed above were offered and sold to investors in a private placement transaction made in reliance upon exemption from registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 506 of Regulation D promulgated thereunder. Each of the investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2005

                                              FAR EAST ENERGY CORPORATION


                                        By:   /s/ Bruce N. Huff
                                              ----------------------------------
                                              Bruce N. Huff
                                              Chief Financial Officer


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